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                                                     Exhibit 99.1


            American Power Conversion Corporation
      Press Release of the Company dated August 4, 1995




For immediate release, August 4, 1995

Shareholder Class Action Litigation Filed Against American Power
Conversion Corporation
----------------------

(West Kingston, RI) - American Power Conversion Corporation (NASDAQ: APCC) reported today that several purported class action lawsuits had been filed in the United States District Court for the District of Rhode Island in which the Company was named as a defendant, along with certain of its officers. The lawsuits relate to disclosures made by the Company in its public filings and press releases. The Company intends to vigorously defend these lawsuits and any similar lawsuits that may be filed. The Company does not plan to make further comment on such lawsuits.

                            # # #

American Power Conversion (NASDAQ:APCC) is the worldwide market share leader in Uninterruptible Power Supplies (UPS) and software for networks and similar mission-critical applications. Product lines include the Back-UPS(R), Back-UPS Pro(TM), Smart-UPS(R), Smart-UPS v/s(TM), Matrix-UPS(TM), Line-R(R)power conditioners, PowerChute(R) software, PowerNet(R) SNMP adapters and software, SurgeArrest(R) surge suppressors, PowerManager(TM) Power Center and ProtectNet(R) data line surge suppressors.

American Power Conversion is an affirmative action/ equal opportunity employer.